                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 1, 1999
                                                         ----------------

                             Shiloh Industries, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                      0-21964                       51-0347683
--------------------------------------------------------------------------------
(State or Other                 (Commission                   (IRS Employer
 Jurisdiction of                File Number)                Identification No.)
 Incorporation)


Suite 202, 103 Fould Road, Wilmington, DE                         19803
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code    (302) 998-0592
                                                   ----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

         This Amendment to the Registrant's Current Report on Form 8-K, dated November 1, 1999, and filed with the Securities and Exchange Commission on November 15, 1999 (the "Form 8-K"), is being filed in order to include the financial statements and pro forma financial information required with respect to the acquisition by the Registrant of substantially all of the assets of MTD Automotive, an unincorporated division of MTD Products Inc, on November 1, 1999. These financial statements and financial information were omitted from the disclosure contained in the Form 8-K pursuant to the instructions to Item 7 thereof. Pursuant to Rule 12b- 15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 7, as amended, is set forth below.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.



                       REPORT OF INDEPENDENT ACCOUNTANTS


December 3, 1999

To the Board of Directors of
MTD PRODUCTS INC:

     In our opinion, the accompanying balance sheet and the related statements of operations, division equity, and cash flows present fairly, in all material respects, the financial position of MTD Automotive (a division of MTD PRODUCTS
INC), (the "Company"), at July 31, 1999, and the results of its operations and its cash flows for the year ended July 31, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers, LLP
Cleveland, Ohio


                 MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
                        BALANCE SHEET AT JULY 31, 1999
                           (All Dollars in Thousands)

                                                             JULY 31,
                                                               1999
Assets

Current assets:
   Cash                                                      $    38
   Accounts receivable, less allowance for doubtful
    accounts of $146 in 1999                                  20,775
   Inventories, net                                           27,788
   Prepaid expenses and other current assets                     192
     Total current assets                                     48,793
                                                             -------

   Property, plant and equipment, net                         36,237
   Other long-term assets, net                                    51
                                                             -------
     Total assets                                            $85,081
                                                             =======

LIABILITIES AND DIVISION EQUITY

   Current liabilities:
     Current portion of long term debt                       $    50
     Accounts payable                                          4,669
     Accrued and other current liabilities                     5,941
                                                             -------
     Total current liabilities                                10,660
   Long term debt                                                  -
                                                             -------
     Total liabilities                                        10,660

   Division equity                                            74,421
                                                             -------
     Total liabilities and division equity                   $85,081
                                                             =======

  The accompanying notes are an integral part of these financial statements.

                 MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
                               STATEMENT OF INCOME
                             (Dollars in Thousands)
                                   Year Ended

                                                                           YEAR ENDED
                                                                             JULY 31,
                                                                              1999

Net sales                                                                  $  192,783

Cost of sales                                                                 192,335
                                                                           ----------
   Gross profit                                                                   448

Selling and administrative expenses                                             7,681
                                                                           ----------
   Operating loss                                                              (7,233)

Interest expense                                                                   17
                                                                           ----------
   Loss before income taxes                                                    (7,250)

Income tax benefit                                                              2,791

                                                                           ----------
Net loss                                                                   $   (4,459)
                                                                           ==========

  The accompanying notes are an integral part of these financial statements.

                 MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
                             STATEMENT OF CASH FLOWS
                             (Dollars in Thousands)

                                                                                                YEAR ENDED
                                                                                                 JULY 31,
                                                                                                   1999

Cash flows from operating activities:
   Net loss                                                                                     $  (4,724)
   Adjustments to reconcile net loss to net cash (used in)
    provided by operating activities:
     Depreciation and amortization                                                                  8,883
     Changes in assets and liabilities:
       Accounts receivable                                                                         (2,285)
       Inventories                                                                                 (6,104)
       Prepaid expenses and other assets                                                               39
       Accounts payable                                                                            (1,697)
       Accrued expenses and other liabilities                                                         593
                                                                                                ---------
       Net cash (used in) provided by operating activities                                         (5,295)
                                                                                                ---------

Cash flows from investing activities:
   Purchases of property, plant and equipment, net                                                (11,323)
                                                                                                ---------
       Net cash used in investing activities                                                      (11,323)
                                                                                                ---------

Cash flows from financing activities:

   Payment of debt                                                                                   (297)

   Division equity activity, net                                                                   16,915
                                                                                                ---------
       Net cash provided by financing activities                                                   16,618

Net increase in cash and cash equivalents                                                               -

Cash and cash equivalents at beginning of period                                                       38
                                                                                                ---------
Cash and cash equivalents at end of period                                                      $      38
                                                                                                =========
Supplemental schedule of noncash investing activities:
   Retirement of depreciated property, plant and
     equipment                                                                                  $   8,541
                                                                                                =========


  The accompanying notes are an integral part of these financial statements.

MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.     DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

       Nature of the Business
       MTD Automotive (the "Division"), a division of MTD PRODUCTS INC (the "Parent"), is a manufacturer of stamped parts and components for the automotive industry. The products manufactured by the Division are sold primarily to original equipment manufacturers located in the United States.

       The business of the Division is significantly dependent upon several automotive and truck manufacturers. In the event that a significant portion of the automotive and truck business were to cease immediately, and the revenues were not replaced with sales to other customers, whether existing or new, the loss could have a material adverse effect on the Division. However, the Division believes that its relationships with these customers are good and, although it anticipates the loss of business in an event of a strike or for particular parts from time to time as the products in which those parts are incorporated are discontinued or substantially changed, the Division believes that it can make up for such losses through existing or new customers.

       The Company's three largest customers accounted for approximately 57%, 15%, and 15% of total sales in fiscal year 1999.

       Basis of Presentation
       The accompanying financial statements include the accounts of the operating entities of MTD Automotive. All material transactions and accounts related to MTD Automotive have been included in the accompanying financial statements. All significant intercompany transactions occurring within the Division have been eliminated. Transactions with other divisions of MTD PRODUCTS INC have not been eliminated from these financial statements (see Note 6 - Related Party Transactions). The Division purchases from and sells to other divisions of the Parent on a regular basis. The policy within the Parent is to provide these products at a transfer price based on standard cost, which approximates actual cost, plus three percent.

       Cash and Cash Equivalents
       The Company considers all highly liquid instruments with a maturity of less than three months to be cash equivalents.

       Inventories
       Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

       Property, Plant and Equipment
       Property, plant and equipment are stated at cost. Depreciation is calculated using principally the declining-balance method. Buildings and improvements are generally depreciated over 15 to 40 years, machinery and equipment over 8 to 15 years, furniture, fixtures and computer equipment over 5 to 8 years and equipment under capital lease over the lease term or 5 years. Tooling mold, die, and other special equipment costs owned by the Division are capitalized and depreciated over their useful life, not to exceed 4 years. Tooling, mold, and die costs incurred in excess of amounts contractually reimbursed by customers are also capitalized and depreciated over their useful life, not to exceed 4 years, if the associated tools, molds, and dies are utilized by the Division in connection with noncancelable long-term supply arrangements with customers. As of July 31, 1999

MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

       the net book value of tools, molds, dies, or other special equipment costs included in property, plant, and equipment were $6,282,855.

       Maintenance and repair costs are expensed as incurred. Costs of renewals and betterments which substantially increase the useful lives of the operating assets are capitalized. The cost and related accumulated depreciation of all plant and equipment disposed of are removed from the accounts, and any gain or loss from such disposal is included in the earnings for the current period. Depreciation expense was $8,824,407 in 1999.

       Revenue Recognition
       Revenue is recognized when products are shipped.

       Income Taxes
       For income tax purposes, the Division is included in the consolidated tax return of MTD PRODUCTS INC (the "Parent"). No tax allocation agreement exists between the Parent and the Division. The Parent allocates income tax expense (benefit) to the Division based upon an assumed federal and state tax rate of 35% and 3.5%, respectively. Income tax expense calculated on a stand-alone basis would not be materially different than the allocation method noted above.

       Fair Market Value of Financial Instruments
       Cash, accounts receivable and accounts payable are, in management's opinion, stated at amounts which approximate their fair value because of their short maturity.

       Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       New Accounting Standards
       In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities: effective for all fiscal quarters of fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for certain derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Adoption of this standard will not have a material impact on the financial statements of the Division.

       The Accounting Standards Executive Committee issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") in March 1998. This SOP is effective for fiscal years beginning after December 15, 1998 and provides guidance on accounting for the costs of computer software developed or obtained for internal use. This SOP is not expected to have a significant impact on the Division's financial statements.

       The Accounting Standards Executive Committee issued Statement of Position 98-5, "Accounting for the Costs of Start-up Activities" ("SOP 98-5") in April 1998. This SOP is effective for fiscal years beginning after December 15, 1998 and provides guidance on the financial reporting of start-

MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

       up costs and organization costs. This SOP is not expected to have a significant impact on the financial statements of the Division.

2.     INVENTORIES

       Inventories consisted of the following at July 31:

                                                                1999

Raw materials                                               $  9,837,021
Work-in-process                                               15,748,677
Finished goods                                                 3,114,031
                                                            ------------

Total gross inventory                                         28,699,729
Inventory reserves                                              (911,684)
                                                            ------------
Total inventories, net                                      $ 27,788,045
                                                            ------------

3.     PROPERTY, PLANT AND EQUIPMENT:

       Property, plant and equipment consisted of the following at July 31:

                                                      1999

Land                                             $    390,778
Buildings and improvements                         12,702,876
Machinery and equipment                            70,861,757
Furniture, fixtures and computer equipment          2,900,764
Equipment under capital lease (Note 4)              1,374,223
Leasehold improvement                                  15,649
Construction in process                             3,576,971
                                                 ------------

                                                   91,823,018
Less accumulated depreciation and amortization    (55,586,211)
                                                 ------------
                                                 $ 36,236,807
                                                 ------------

       Accumulated amortization associated with the equipment under capital lease was $1,327,039 as of July 31, 1999.

4.     ACCRUED AND OTHER CURRENT LIABILITIES

       Accrued and other current liabilities consisted of the following at July 31, 1999:

       Accrued payroll                       $   848,827
       Accrued personal property               1,124,352
       Accrued workers' compensation           1,970,874
       Accrued freight                           587,000
       Accrued other                           1,410,246
                                             -----------
                                               5,941,299
                                             ===========

5.     FINANCING ARRANGEMENTS:

       MTD PRODUCTS INC (the "Parent") finances the operations of the Division. The Parent does not charge interest expense on intercompany account balance activity with the Division. All advances from the Parent, all intercompany account balances with the Parent, and all pension-related assets and obligations are reflected within the division equity section of the Balance Sheet. Other than capital lease obligations, the Division does not have any outstanding debt instruments owed to third parties. The Parent has pledged all assets, except for transportation equipment, of the Division as collateral for the Parents' external debt instruments.

MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

       The Division has entered into capital lease agreements for computer and manufacturing equipment. Future minimum lease payments for noncancelable capital lease obligations as of July 31, 1999 are $49,841.

       Interest paid during the year ended July 31, 1999 was $16,573.

6.     RENTAL EXPENSE

       Rental or lease expense for warehouse space, sales office and machinery and equipment was $801,807 in 1999. Rental commitments under noncancelable operating leases approximate $826,314 in 2000, 535,820 in 2001, and $89,664 in 2002. Commitments do not extend beyond the 2002 fiscal year.

7.     RELATED PARTY TRANSACTIONS

       Purchases from and sales to other divisions of the Parent amounted to $14,778,571 and $11,101,121, respectively, for the year ended July 31, 1999. Reflected within the selling and administrative expenses for the year ended July 31, 1999 are $673,000 of allocation charges for services performed by the Parent.

8.     PENSION PLANS AND OTHER POSTRETIREMENT BENEFITS:

       Pension Plans - The Division has funded defined benefit pension plans covering union employees.

       The net periodic pension income for the union defined benefit pension plans includes the following components as of July 31:

                                                  1999

Service cost                               $   629,107
Interest cost                                1,663,517
Expected return on assets                   (3,038,608)
Amortization of prior service cost             210,284
Recognized net actuarial gain                 (333,237)
                                           -----------
Net periodic pension income for the year   $  (868,937)
                                           -----------

MTD AUTOMOTIVE (A DIVISION OF MTD PRODUCTS INC)
NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

       The funded status of the union defined benefit plans was as follows as of July 31:

                                                           1999
Change in benefit obligation
  Benefit obligation at beginning of year          $ 23,369,323
  Service cost                                          629,107
  Interest cost                                       1,663,517
  Benefits paid                                      (1,016,967)
  Actuarial (gain)/loss                              (1,231,206)
  Amendments                                               --
                                                   ------------
Benefit obligation at end of year                    23,413,774
                                                   ------------

Change in plan assets
  Fair value of plan assets at beginning of year     37,173,483
  Actual return on plan assets                        7,393,502
  Employer contributions                                516,586
  Benefits paid                                      (1,016,967)
                                                   ------------
Fair value of plan assets at end of year             44,066,604
                                                   ------------

Funded status                                        20,652,830
Unrecognized net actuarial gain                     (14,260,940)
Unrecognized prior service costs                      3,154,344
Unrecognized asset existing at date of
  adoption of FAS 87                                 (2,430,851)
                                                   ------------
Prepaid benefit cost included in division equity   $  7,115,383
                                                   ------------

       The weighted average assumptions used to develop the net periodic pension income and net pension asset/liability for the year ended July 31, 1999 were:

                                                           1999

Pension income:
  Discount rate                                             7.25%
  Expected long-term rate of return on plan assets         10.00%
  Rates of increase in salaried compensation levels         4.50%

       Plan assets consist principally of common stocks, corporate obligations and cash equivalents. The Parent's policy is to fund amounts pursuant to Internal Revenue Code Rules and Regulations.

       Salaried employees of the Division participate in a defined benefit pension plan of the Parent which is overfunded. The MTD Automotive portion of the net periodic pension income associated with this plan is immaterial to the Division's financial statements and accordingly has not been recorded in the accompanying financial statements.

       The Division has two defined contribution plans, principally 401(k) savings plans, benefiting the union employees. Under the terms of such plans, eligible employees are allowed to contribute up to 19% of their base pay. Eligible salaried employees may participate in a Parent sponsored defined contribution plan. The Parent contributes amounts equal to 25% of the employees' contribution, up to a maximum 1% of the employee's pay, subject to statutory limitations. The MTD Automotive portion of the employer contribution expense related to these Plans is immaterial to the Division's financial statements and accordingly has not been recorded in the accompanying financial statements.

       The Parent has a tax exempt Health and Welfare Benefits Trust (the "Trust") to provide sickness, accident, life and other welfare benefits for employees of the Division.

9.     CONTINGENCIES

       Various claims arising in the ordinary course of business are pending against the Division. In the opinion of management, none of the matters will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Division.

10.   SUBSEQUENT EVENT

       Pursuant to an agreement dated June 21, 1999, MTD PRODUCTS INC sold substantially all of the assets of the Division to Shiloh Industries, Inc. as of November 1, 1999.

(b)      Pro Forma Financial Information.

     UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME FOR THE NINE
                           MONTHS ENDED JULY 31, 1999
                             (Dollars in Thousands)



                                                                                                  Pro Forma
                                                                                                 Adjustments        Pro Forma
                                                              Shiloh              MTD              for the           for the
                                                            Industries, Inc.   Automotive(f)     Acquisition        Acquisition
                                                            ----------------   -------------     -----------        -----------

Revenues                                                      $ 255,035         $ 146,143       $ (4,027) (a)        $ 397,151

Cost of sales                                                   211,209           143,702         (4,184) (b)          339,272
                                                                                                  (7,428) [c]
                                                                                                  (4,027) (a)
                                                              ------------     ------------    ---------------       ---------



Gross profit                                                     43,826             2,441         11,612                57,879

Selling, general and administrative expenses                     22,522             6,114           (706) (b)           27,930
                                                              ------------     ------------    ---------------       ---------


Operating income (loss)                                          21,304            (3,673)        12,318                29,949

Interest expense                                                  5,550                15          1,320  (d)            6,885
                                                                                                       -

Interest income                                                      90                 -                                   90
Minority interest                                                   421                 -                                  421
Other income (expense), net                                         150                 -                                  150
                                                              ------------     ------------    ---------------       ---------

Income (loss) from continuing operations before taxes            16,415            (3,688)        10,998                23,725

Provision (benefit) for income taxes                              6,238            (1,420)         4,179                 8,997
                                                              ------------     ------------    ---------------       ---------

Income (loss) from continuing operations                       $ 10,177          $ (2,268)       $ 6,819              $ 14,728
                                                              ============     ============    ===============       =========



Basic earnings per share:

  Income from continuing operations                              $ 0.78                                                 $ 1.05

  Weighted average number of common shares (e)               13,080,563                                             13,973,420

Diluted earnings per share:

  Income from continuing operations                              $ 0.78                                                 $ 1.05

  Weighted average number of common shares (e)               13,086,863                                             13,979,720

The accompanying footnotes to the Unaudited Pro Forma Combined Condensed Statement of Income are an integral part of these financial statements.

     (a) Reflects the elimination of intercompany purchases by MTD Automotive from Shiloh.

     (b) Represents the decrease in compensation and benefit expenses related to MTD Automotive work force reductions of 167 employees completed in June 1999, as negotiated in conjunction with the sale/purchase agreement.

     (c) Reflects the reduction in depreciation and amortization resulting from recording MTD Automotive's property, plant and equipment at fair value.

     (d) Reflects interest on borrowings of $21.5 million under the credit agreement at an assumed rate of interest of 8.1875% per annum to fund the cash portion of the purchase price and related fees of the acquisition.

     (e) In accordance with FAS 128, does not Include 535,714 common shares, all or a portion of which are contingently returnable by seller if certain performance standards are not met in the fiscal 2000 year. However, should MTD Automotive attain its fiscal 2000 performance standards, all 1,428,571 common shares would remain outstanding and accordingly, the basic and fully diluted earnings per share would both be $1.02 with 14,609,124 and 14,516,434 shares outstanding.

     (f) MTD Automotive results of operations are for the nine months ended April 30,1999.

       UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME FOR THE
                           YEAR ENDED OCTOBER 31, 1998
                             (Dollars in Thousands)

                                                                                                  Pro Forma
                                                                                                  Adjustments          Pro Forma
                                                                   Shiloh             MTD           for the              for the
                                                               Industries, Inc.    Automotive     Acquisition          Acquisition
                                                               ----------------    ----------     -----------          -----------

Revenues                                                          $ 299,350        $ 173,771       $ (4,581) (a)       $ 468,540

Cost of sales                                                       242,500          173,591         (5,557) (b)         398,360
                                                                                                     (7,593) [c]
                                                                                                     (4,581) (a)
                                                                  ---------        ---------       --------            ---------

Gross profit                                                         56,850              180         13,150               70,180

Selling, general and administrative expenses                         26,832            8,022         (1,004) (b)          33,850
                                                                  ---------        ---------       --------            ---------


Operating income (loss)                                              30,018           (7,842)        14,154               36,330

Interest expense                                                      5,303               67          1,760 (d)            7,130


Interest income                                                         174                -                                 174
Minority interest                                                       342                -                                 342
Other income (expense), net                                             (16)               -                                 (16)
                                                                  ---------        ---------       --------            ---------

Income (loss) from continuing operations before taxes                25,215           (7,909)        12,394               29,700

Provision (benefit) for income taxes                                  9,673           (3,045)         4,755               11,383

                                                                  ---------        ---------       --------            ---------
Income (loss) from continuing operations                           $ 15,542         $ (4,864)       $ 7,639             $ 18,317
                                                                  =========        =========       ========            =========


Basic earnings per share:

  Income from continuing operations                                  $ 1.19                                               $ 1.31

  Weighted average number of common shares (e)                   13,060,794                                           13,953,651

Diluted earnings per share:

  Income from continuing operations                                  $ 1.19                                               $ 1.31

  Weighted average number of common shares (e)                   13,103,144                                           13,996,001

The accompanying Footnotes to the Unaudited Pro Forma Combined Condensed Statement of Income are an integral part of these financial statements.


     (a) Reflects the elimination of intercompany purchases by MTD Automotive from Shiloh.

     (b) Represents the decrease in compensation and benefit expenses related to MTD Automotive work force reductions of 167 employees completed in June 1999, as negotiated in conjunction with the sale/purchase agreement.

     (c) Reflects the reduction in depreciation and amortization resulting from recording MTD Automotive's property, plant and equipment at fair value.

     (d) Reflects interest on borrowings of $21.5 million under the credit agreement at an assumed rate of interest of 8.1875% to fund the cash portion of the purchase price and related fees of the acquisition.

     (e) In accordance with FAS 128, does not Include 535,714 common shares all or a portion of which are contingently returnable by seller if certain performance standards are not met in the fiscal 2000 year. However, should MTD Automotive attain its fiscal 2000 performance standards, all 1,428,571 common shares would remain outstanding and accordingly, the basic and fully diluted earnings per share would both be $1.26 with 14,489,365 and 14,531,715 shares outstanding, respectively.

      UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT JULY 31, 1999
                           (All Dollars in Thousands)

                                                                                                                 Pro Forma
                                                                                              Pro Forma            for the
                                                                                             Adjustments        Offering and
                                                      Shiloh               MTD             for the Pending         Pending
                                                  Industries, Inc.      Automotive           Acquisition         Acquisition
                                                  ----------------      ----------           -----------         -----------

Assets:
  Cash                                              $   5,956            $     38           $     (38) (a)        $ 5,956
  Accounts receivable                                  61,276              20,775                                  82,051
  Inventory                                            48,156              27,788                                  75,944
  Deferred income taxes                                 1,290                   -              (8,236) (a)              0
                                                                                                6,946  (a)
  Prepaid expenses and other current assets             5,001                 192                                   5,193
                                                    ---------            --------           ---------           ---------
      Total current assets                            121,679              48,793              (1,328)            169,144

Property, plant and equipment, net                    260,950              36,237             (36,237) (a)        260,950
Goodwill                                               11,750                   -              (6,946) (a)          4,804
Other assets                                            5,887                  51                 (51) (a)          5,887
                                                    ---------            --------           ---------           ---------

      Total assets                                  $ 400,266            $ 85,081           $ (44,562)          $ 440,785
                                                    =========            ========           =========           =========


Liabilities and Equity
  Accounts payable                                  $  35,778             $ 4,669                                $ 40,447
  Current portion of long-term debt                         -                  50                                      50
  Short-term note payable                              20,549                                                      20,549
  Deferred tax liability                                    -                                   6,946  (a)          6,946
  Accrued and other current liabilities                20,223               5,941                                  26,164
                                                    ---------            --------           ---------           ---------
     Total current liabilities                         76,550              10,660               6,946              94,156

Long-term debt                                        134,810                   -              21,500  (a)        156,310

Senior subordinated debt                                    -                                                           -
Deferred income taxes                                  14,563                   -              (8,236) (a)          6,327
Other liabilities                                       1,347                   -                                   1,347
                                                    ---------            --------           ---------           ---------

     Total liabilities                                227,270              10,660              20,210                   -
                                                    ---------            --------           ---------           ---------

Equity
  Common stock                                            131                                      14  (a)            145
  Paid-in capital                                      39,400                                   9,635  (a)         49,035
  Retained earnings                                   133,465                                                     133,465
  Division equity                                           -              74,421             (74,421) (a)              -
                                                    ---------            --------           ---------           ---------
     Total equity                                     172,996              74,421             (64,772)            182,645
                                                    ---------            --------           ---------           ---------

Total liabilities and equity                        $ 400,266            $ 85,081           $ (44,562)          $ 440,785
                                                    =========            ========           =========           =========

The accompanying footnotes to the Unaudited Combined Condensed Balance Sheet are an integral part of these financial statements.

(a) Opening balance sheet adjustments and allocation of $31.1 million purchase price which consists of $20.0 million in cash, $9.6 million in stock (based on an average closing price of $10.80 for several days immediately preceding and after June 21, 1999) and $1.5 million of acquisition costs.

         The Company issued a total of 1,428,571 common shares to MTD Products Inc at closing on November 1, 1999. Of these shares, a maximum of 535,714 shares are contingently returnable to the Company, and of the cash paid, a maximum of $7,500,000 is contingently returnable to the Company should MTD Automotive not meet certain agreed upon performance standards. The 535,714 contingently returnable shares have been reflected in the proformas only at par with an offsetting entry to paid-in-capital. At this time management believes that it is probable that MTD Automotive will attain its performance standard and accordingly, for purposes of the proforma financial statements, has not reflected the contingent returnable cash as an asset. When the purchase price contingency is resolved, the additional purchase price will be allocated to either negative goodwill or fixed assets which will depend, in part, on the market value of the Company's stock at that time. Accordingly, since the 535,714 common shares were not considered issued in the pro forma balance sheet, the Company has reduced fixed assets to zero and has recorded $6.9 million of negative goodwill. Should MTD Automotive attain its performance standard and assuming a common stock price of $10.625 at January 13, 2000, the negative goodwill would be adjusted to $1.4 million.




(c)      Exhibits.

2.1 Closing Agreement, dated as of October 31, 1999, by and among Shiloh Industries, Inc., Shiloh Automotive, Inc. and MTD Products Inc (incorporated herein by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the Commission on November 15, 1999).

99.1 Press Release, dated November 1, 1999 (incorporated herein by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the Commission on November 15, 1999).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SHILOH INDUSTRIES, INC.

Dated:  January 14, 2000

                                         By:  /s/ Craig A. Stacy
                                            ------------------------------------
                                         Name:    Craig A. Stacy
                                         Title:   Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit
   No.
-------

2.1 Closing Agreement, dated as of October 31, 1999, by and among Shiloh Industries, Inc., Shiloh Automotive, Inc. and MTD Products Inc (incorporated herein by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the Commission on November 15, 1999).

99.1 Press Release, dated November 1, 1999 (incorporated herein by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the Commission on November 15, 1999).